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                LASALLE INVESTMENT MANAGEMENT (SECURITIES), L.P.

                            SECURITIES TRADING POLICY

I.  Introduction

The following policies and procedures (collectively, the "Procedures") have been adopted by LaSalle Investment Management (Securities), L.P. ("LaSalle") with respect to securities trading by LaSalle employees described below (the "Employees"). The Chairman of LaSalle's general partner shall appoint a Securities Trading Committee (the "Committee") which shall have the responsibility for interpreting these Procedures and for determining whether a violation of these Procedures has occurred. The Committee shall follow the procedures set forth in Exhibit A; and, in the event it determines that a violation has occurred, the Committee shall take such action as it deems appropriate. In addition, the Chariman of LaSalle's general partner shall appoint a Senior Compliance Oficer, and any questions regarding these Procedures should be referred to the Senior Compliance Officer.

II. Definitions

For purposes of these Procedures, the following terms shall have the meanings set forth below:

A.       "Beneficial Ownership" means:

          1. the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or
          2. the power to vest ownership in oneself at once or at some future time.

     Generally a person will be regarded as having a direct or indirect beneficial ownership interest in securities held in the name of himself, his spouse, minor children who live with him, and any other relative (parents, adult children, brothers, sisters, etc.) whose investments he directs or controls, whether the person lives with him or not. See Exhibit B to these Procedures for a more complete description of beneficial ownership as well as examples of beneficial ownership.

B. "Employee" means any officer, director or employee of LaSalle who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by such investment adviser prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to the investment adviser; (ii) any affiliated person of such controlling person, and (iii) any affiliated person of such affiliated person.

 C. "Restricted Security" means any Security issued by an issuer whose primary business is investments in real estate; provided, however, the following Securities will not be Restricted Securities even if they are issued by, or represent indirect investments in securities of, issuers whose primary business in investments in real estate:
           (i)    Securities issued or guaranteed by the U.S. Government;
          (ii)    Money Market instruments, such as banker's acceptances,
                  certificates of deposit or repurchase agreements;
         (iii)    Securities issued by an open-end investment company;

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         (iv)     Securities issued by Jones Lang LaSalle Incorporated;
         (v)      Options on a foreign currency; or
         (vi) Securities acquired upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights are acquired from such issuer, and sales of such rights so acquired.
D. "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

III.     Prohibitions
The Committee has determined that the following courses of conduct are prohibited.
A.       Transactions in Restricted Securities.

1. No Employee may personally acquire a Beneficial Ownership in a Restricted Security.
2. No Employee shall cause or attempt to cause or participate in the decision to cause client accounts to acquire or dispose of any Security (including any option, warrant or other right or interest relating to such Security) of a company with respect to which such Employee has obtained material, inside information.

B.       Boards of Directors
No Employee shall serve as a director of another company which issues Restricted Securities. Notwithstanding the foregoing, if an Employee is a director of a company which issues Restricted Securities as of the date these Procedures are adopted or is the director of a company which becomes the issuer of Restricted Securities after such Employee has already become a director of such company, such Employee may continue to serve as such director as long as such Employee resigns as such director as soon as reasonably possible; provided, however, such Employee shall not participate in any discussions within LaSalle regarding that company as long as such Employee continues to serve as a director of that company.
C.       Purchase of New Issues During the Initial Public Offering
No Employee may purchase, or cause a member of his or her "immediate family" to purchase, a new issue of securities (other than securities issued by investment companies) during the initial public offering thereof. This prohibition may be waived by the Senior Compliance Officer in response to a written request, provided that applicable regulatory requirements are met. For this purpose, "immediate family" includes parents, mother-in-law or father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law and children. In addition, such term includes any other person who is supported to a material extent by the Employee.

IV.      Personal Securities Trading
A.       Opening of Brokerage Accounts
         Each Employee shall supply the Senior Compliance Officer with a Brokerage Accounts Listing (see Exhibit C) identifying all active brokerage accounts in which the Employee has a beneficial ownership interest (e.g., brokerage accounts in the name of the Employee, his or her spouse and minor children, adults living in his or her household and in the name of trusts for which the Employee is a trustee or in which the Employee has a beneficial ownership interest). Each Employee is required to update his or her list and to provide an updated list to the Senior Compliance Officer at the time the Employee opens any new brokerage account with respect to which he or she has a beneficial ownership interest.


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B.       Reporting of Personal Securities Transactions

Each Employee shall request each broker-dealer identified on the Employee's current Brokerage Accounts List to provide the Senior Compliance Officer with duplicate confirmations for all transactions in Securities in the employee's account. Therefore, it is incumbent upon each Employee to make certain that his or her Brokerage Accounts List is maintained on a current basis and that all of the Employee's brokerage accounts are identified on the Brokerage Accounts List which has been provided to the Senior Compliance Officer. In cases where it is not possible for the Employee's broker to provide duplicate confirmations to the Senior Compliance Officer for the Employees' transactions in Securities, the employee is required to furnish a transaction report, in the form of Exhibit D attached hereto, to the Senior Compliance Officer, no later than 10 days after each transaction in a Security. The transaction report shall state whether the transaction was a purchase or sale and shall include the name of the Security, the date of the transaction, quantity, price and the name of the broker-dealer through which the transaction was effected.

V.  Administrative Procedures
A.       Distribution of these Procedures

The Senior Compliance Officer shall maintain a list of those persons who are deemed Employees from time to time and shall inform the Employees that they are subject to the terms of these Procdures. Each new Employee shall be given a copy of these Procedures. Promptly thereafter, each such Employee shall file a statement, in the form of Exhibit E attached hereto, with the Senior Compliance Officer indicating that he or she has read and understands these Procedures and agrees to be bound by them. On an annual basis, the Senior Compliance Officer shall send a notice to all Employees reminding them of their obligations to comply with these Procedures.

B. Record keeping Responsibilities

The Senior Compliance Officer shall be responsible for maintaining custody of the following records for a period of five years:

     o All Brokerage Accounts Lists supplied to the Senior Compliance Officer by Employees;
     o All duplicate confirmations and any other securities transaction reports supplied to the Senior Compliance Officer pursuant to the requirements of Section IV of these Procedures;
     o    All lists of Employees who are subject to these Procedures;
     o A written record of each violation of these Procedures and a written record of any action taken as a result of each such violation; and
     o All Employee statements referred to in Section V.A. of these Procedures.

C.       Monitoring of Securities Transactions of Employees
The duplicate confirmations supplied to the Senior Compliance Officer pursuant to Section IV of these Procedures shall be reviewed by the Senior Compliance Officer in order to monitor compliance with these Procedures.


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                                    EXHIBITS


Exhibit A - Securities Trading Committee


Exhibit B - Beneficial Ownership


Exhibit C - Brokerage Accounts Listing


Exhibit D - Employee Stock Transactions


Exhibit E - Code of Ethics Acknowledgment





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                                                                       Exhibit A


                SECURITIES TRADING COMMITTEE OF LASALLE PARTNERS
                ------------------------------------------------

                  Meetings of the Committee may be called by the Senior Compliance Officer or any member of the Committee when such person believes that a possible violation of these Procedures has occurred or that the Committee should meet for other purposes, such as to consider interpretations of or changes to these Procedures. A majority of the members of the Committee will constitute a quorum, provided, that the Senior Compliance Officer must be present in order to have a quorum. A majority of the members present at a meeting constitutes the vote required for any action taken by the Committee.





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                                                                       Exhibit B

                              BENEFICIAL OWNERSHIP


A.    General Description of Beneficial Ownership


As used in the Procedures, "beneficial ownership will be interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, except that the determination of such ownership shall apply to all securities, including equity securities. For the purpose of that Act, "beneficial ownership" means:


     o the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or


     o the power to vest such ownership in oneself at once, or at some future time.

Using the above general definition as abroad guidelines, the ultimate determination of "beneficial ownership" will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise control over the security and the ability of the individual to benefit from the proceeds of the security. Employees are encouraged to seek the advice of the Senior Compliance Officer if they have any questions concerning whether or not they have beneficial ownership of any security.

B.    General Rules


         1. Securities Held by Family Members


As a general rule, a person is regarded as the beneficial owner of securities held in his or her name, as well as the name of his or her spouse and their minor children. These relationships ordinarily confer to the holders benefits substantially equivalent to ownership. In addition, absent countervailing facts, it is expected that securities held by relatives who share the same home as the reporting person will be reported as beneficially owned by such person.


         2. Securities Held by a Corporation or Partnership


Generally, ownership of securities in a company (i.e., corporation, partnership, etc.) does not constitute beneficial ownership with respect to the holdings of the company in the securities of another issuer. However, an owner of securities issued by a company will be deemed to have beneficial ownership in the securities holdings of the company where:


     o the company is merely a medium through which one or several persons in a small group invest or trade in securities:


     o the owner owns 25% or more of the outstanding voting securities of, or a 25% or more equity interest in, the company; and


     o   the company has no other substantial business.

In such cases, the person or persons who are in a position of control of the company are deemed to have a beneficial ownership interest in the securities of the company.


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         3. Securities Held in Trust

Beneficial ownership of securities in a private trust includes:

     o the ownership of securities as a trustee where either the trustee or members of his "immediate family" have a vested interest in the income or corpus of the trust;


     o   the ownership of a vested beneficial interest in a trust; and


     o the ownership of securities as a settlor of a trust in which the settlor has the owner to revoke the trust without obtaining the consent of all beneficiaries.



As used in this section, the "immediate family" of a trustee means:

     o   a son or daughter of the trustee, or a descendent of either;

     o   a stepson or stepdaughter of the trustee;

     o   the father or mother of the trustee; and

     o   a spouse of the trustee.

For the purpose of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.


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                                                                       Exhibit C
                           BROKERAGE ACCOUNTS LISTING
OF:  ____________________________________       DATE:  _________________________
        (print employee name)
I have a beneficial ownership interest* in the following brokerage accounts:

===================================================================================================================
                                                  Name of Your           Name in Which
    Name of                Address of              Registered              Account is
Broker-Dealer            Broker-Dealer          Representative             Registered         Account No.
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

====================================================================================================================



I have identified above all brokerage accounts in which I have a beneficial ownership interest. I understand that I must call the Senior Compliance Officer at the time any new brokerage accounts are opened which are not shown on this list.
                                                  ______________________________
                                                      Signature of Employee
*Brokerage accounts in which you have a beneficial ownership interest include, for example, your own accounts, as well as accounts of your spouse or minor children, adults living in your home and trusts for which you are a trustee or in which you have a beneficial ownership interest. Please call the Senior Compliance Officer if you are not sure if you have a beneficial ownership interest in a brokerage account.

KEEP A COPY OF THIS FORM FOR YOUR RECORDS AND CALL THE COMPLIANCE STAFF AT THE TIME A NEW BROKERAGE ACCOUNT IS OPENED.



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                                                                       Exhibit D
                           EMPLOYEE STOCK TRANSACTIONS





                                                                       Exhibit E
                    SECURITIES TRADING POLICY ACKNOWLEDGMENT
I have read the Securities Trading Policy of LaSalle Investment Management (Securities) Limited and understand the requirements thereof and will comply with such requirements.

Dated:  _______________________        Signature: ______________________________
                                           _____________________________________
                                                     Please print your name here